Exhibit 99.2

March 14, 2022

B. Riley Financial, Inc.

11100 Santa Monica Boulevard

Suite 800

Los Angeles, California 90025

Attn: Mr. Bryan Riley

Dear Mr. Riley:

The Board of Directors of Lazydays Holdings, Inc. (the “Company” or “Lazydays”) has carefully and thoroughly reviewed your proposal of March 9, 2022. Our Board of Directors unanimously concluded that your proposal significantly undervalues the Company and is not in the best interests of the Company’s stockholders.

Sincerely,

LAZYDAYS HOLDINGS, INC.

By:
Robert T. DeVincenzi,
Interim Chief Executive Officer

By:
Christopher S. Shackelton,
Chairman of the Board

6130 Lazydays Blvd., Tampa, FL 33584, 800-626-7800, Lazydays.com